EXHIBIT 10Q


                   LEASE CANCELLATION AGREEMENT


     THIS LEASE CANCELLATION AGREEMENT (this "Agreement") is made as of this 17th day of January, 1995, by and between REAL ESTATE
PROPERTIES LIMITED PARTNERSHIP, an Oregon limited partnership
("Lessor"), and FRED MEYER, INC., a Delaware ("Lessee").

                             RECITALS

     This Agreement is entered into with reference to and upon the basis of the following facts, understandings and agreements:

     A. By a certain Lease Agreement dated October 22, 1986, Lessor's predecessor demised to Lessee certain real property and the improvements located thereon which real property is more particularly described in Exhibit A, attached hereto and
                          ---------
incorporated herein by reference (the "Property") Said Lease Agreement was subsequently amended by Lease Modification Agreement dated February 7, 1992. Said Lease Agreement, as amended, is hereinafter referred to as the "Lease".

     B. Lessor has entered into an agreement to sell the Property to Walter W. McMonies, Jr. and Nancy E. Duhnkrack (collectively "Buyer") which agreement is conditioned upon the cancellation of the Lease and the investigation, and, if necessary, remediation of certain environmental matters on the Property.

     C. Following negotiations, Lessor and Lessee have reached agreement to terminate the Lease effective as of and concurrent with the close of escrow transferring fee title to the Property to the Buyer, provided that, and as a condition to termination, Lessee performs certain environmental investigations and, if necessary, remediation.

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, receipt of which is hereby acknowledged, Lessor and Lessee hereby agree as follows:

     1.   Effective Date.  This Agreement and each and every
          --------------
provision hereof shall be effective as of the date first hereinabove written (the "Effective Date").

     2.   Agreement to Cancel Lease.
          -------------------------

          (a) Subject to and on the terms and conditions herein set forth, Lessor and Lessee hereby agree to cancel the Lease, which cancellation shall be effective as of the date of Closing of the sale of the Property by Lessor to Buyer (the "Closing Date").

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          (b)  The cancellation of the Lease shall be
accomplished through an escrow (the "Escrow") which Lessor has established or will establish with First American Title Insurance Company (the "Escrow Holder") at 200 S. W. Market Street, Suite 1776, Portland, Oregon 97201-5786, Attention: Mitch Steeves.

          (c) Cancellation of this Lease shall occur on the Closing Date. In the event the Closing Date has not occurred within ninety (90) days of the Effective Date, Lessee may terminate this Agreement by delivering written notice thereof to Lessor and the Lease shall remain in full force and effect, without modification, and neither party shall have any further liability hereunder.

     3.   Consideration.  The consideration which Lessee shall
          -------------
provide to Lessor for the cancellation of the Lease shall be Two
Hundred Seventy-Five Thousand Dollars ($275,000.00), which Lessee shall pay to Lessor through Escrow on the Closing Date.

     4.   Remediation Condition.  Termination of the Lease is
          ---------------------
expressly conditioned upon Lessee performing or causing to be performed the environmental remediation specified in clauses (a) through (c) below at the Property (collectively, the "Remediation") to the satisfaction of Lessor:

          (a) Remediation of all environmental contamination disclosed in the Service Agreement dated August 31, 1994 between Hahn and Associates, Inc. and Lessee, a copy of which is attached hereto as Exhibit B and incorporated herein by reference (the
          ---------
"Hahn Agreement");

          (b) Completion of additional investigations as detailed in the Hahn Agreement, and remediation of any environmental contamination disclosed by such additional investigations; and

          (c) Abatement of all asbestos in the building located on the Property.

          Upon completion of the Remediation, Lessee shall deliver to Lessor the reports of its environmental consultants showing that the Remediation has been completed in accordance with the laws of the State of Oregon and with generally accepted environmental practice in the State of Oregon. Lessor shall forward such information to Buyer within thirty (30) days following receipt by Lessor of such reports, and Lessor shall, after consulting with Buyer, either approve or disapprove the environmental condition of the Property. In the event Lessor disapproves the environmental condition of the Property, Lessor shall give Lessee written notice thereof, which notice shall specify in reasonable detail the reason for such disapproval. Failure to give written notice of disapproval within thirty-five
(35) days or receipt of such reports shall be deemed approval. In the event of disapproval, termination of the Lease is conditioned upon Lessee taking such steps or performing such
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additional remediation as is necessary to satisfy Lessor's
objections.

          If at any time Lessee determines that completion of the Remediation (or performance of any additional work requested by Lessor based on review of the reports as provided above) to Lessor's satisfaction would be too costly or difficult, Lessee shall so notify Lessor, in which case this Agreement shall be terminated, and the Lease shall continue in full force and effect without modification; provided, however, that Lessor may preserve this Agreement by notifying Lessee, within ten (10) days of receipt of Lessee's termination notice, that Lessee waives the condition specified in this Section 4, in which case the Lease
                            ---------
shall be terminated in accordance with this Agreement despite the nonsatisfaction of such condition.

     5.   Mutual General Releases; Reciprocal Indemnities.
          -----------------------------------------------
As of the Closing Date, Lessor and Lessee each hereby waive, release and discharge each other from any further obligation or liability whatsoever under the Lease, whether known or unknown, suspected or unsuspected, or foreseeable or unforeseeable.

     The mutual releases given hereunder are intended to and shall be full and general releases of any and all claims, rights, demands, actions, causes of action, indebtedness, obligations, damages, and liabilities of every kind, nature and character whatsoever, whether or not known, suspected or claimed, of which either party hereto ever had, now has, or may hereafter have against the other by reason of any act, omission, matter, cause, or thing, including but not limited to any act, omission, cause, matter or thing directly or indirectly arising out of or in connection with the Lease excepting the environmental condition of the Property. Each of the parties hereto expressly waives any benefits due to it under the provisions of any law which provides, in pertinent part that a general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

     The parties understand that the facts in respect of which the release made in this instrument is given may hereafter turn out to be other than or different from the facts in that connection now known or believed by the parties to be true; and the parties hereby accept and assume the risk of all facts turning out to be different and agree that this release shall be and remain in all respects effective and not subject to termination or recision by virtue of any such difference in facts.

     6.   Successors and Assigns.  This Agreement shall bind and
          ----------------------
inure to the benefit of each of the parties hereto and their respective heirs, personal representatives, successors and assigns.

     7.   Governing Law.  This Agreement and the rights and
          -------------
obligations of the parties hereunder shall be construed and governed in accordance with the laws of the State of Oregon.

     8.   Attorneys' Fees.  In the event either party brings an
          ---------------
action at law or in equity to interpret, enforce, or seek redress for the breach of this Agreement, the prevailing party in such action shall be entitled to recover from the other its attorneys' fees and all costs and fees (including expert witness fees and all cost of appeal) incurred in said action in addition to all other appropriate relief.

     9.   Integration; Modification; Waivers.  This Agreement
          ----------------------------------
constitutes the complete agreement and understanding by and between the parties with respect to the subject matter hereof and supersedes any and all prior representations, understandings and agreements, whether written or oral. This Agreement may be modified only by an instrument in writing signed by each of the parties hereto. No provision of this Agreement may be waived, except in a writing signed by the party to be charged with waiver.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the respective dates set opposite their signatures below, but this Agreement on behalf of such party shall be deemed to have been dated as of the date first above written.


                       LESSOR:

                       REAL ESTATE PROPERTIES LIMITED
                       PARTNERSHIP,
                       an Oregon limited partnership

                       By FMGP Associates,
                          an Oregon limited partnership,
                          its General Partner

                          By FMGP Incorporated,
                             a Delaware corporation
                             its General Partner


Date: January 18, 1995 By RICHARD P. BUONO
                          --------------------------------------
                          Richard P. Buono
                          --------------------------------------
                                (typed or printed name)
                       Its Vice President
                           -------------------------------------

                       LESSEE:

                       FRED MEYER, INC.
                       a Delaware corporation


Date: January 17, 1995 By SCOTT L. WIPPEL
                          --------------------------------------

                          Scott L. Wippel
                          --------------------------------------
                                (typed or printed name)
                       Its Senior Vice President -
                             Corporate Facilities
                           -------------------------------------


Date: __________, 1995 By ______________________________________

                       _________________________________________
                                (typed or printed name)
                       Its _____________________________________



                  (Acknowledgments on next page)

                   (Acknowledgment for Lessor)

STATE OF ______________     )
                            ) ss.
County of _____________     )

   On __________, 1995, before me, ___________________________,
Notary Public, personally appeared ____________________________ _____________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/ their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

   WITNESS my hand and official seal.


                       ________________________________________
                       Notary Public in and for said
                       County and State
                       My Commission Expires: _________________




                   (Acknowledgment for Lessee)

STATE OF ______________     )
                            ) ss.
County of _____________     )

   On __________, 1995, before me, ___________________________,
Notary Public, personally appeared ____________________________ _____________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/ their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

   WITNESS my hand and official seal.


                       ________________________________________
                       Notary Public in and for said
                       County and State
                       My Commission Expires: _________________

                            EXHIBIT "A"

                         Legal Description



PARCEL I:
- --------

Beginning at the Southeast corner of Lot 19, Block 277, COUCH'S ADDITION TO THE CITY OF PORTLAND; thence North 100.11 feet; thence West 100 feet; thence South 100.11 feet; thence East 100 feet to the beginning, being part of Lot 16, Block 276 and parts of Lots 19 and 20, Block 277, COUCH'S ADDITION TO THE CITY OF PORTLAND, and part of Block 28, KINGS SECOND ADDITION TO THE CITY OF PORTLAND, in the City of Portland, County of Multnomah and State of Oregon.

PARCEL II:
- ---------

The following described real property in the City of Portland, County of Multnomah and State of Oregon, bounded and described as follows, to wit:

Part of Lot 16, Block 276, COUCH'S ADDITION TO THE CITY OF PORTLAND, according to plat filed in the Office of the County Clerk of Multnomah County, Oregon by Board of School Trustees on the 9th day of September, 1905, recorded in Volume 326, page 75, and tract adjoining the said parcel of real property being otherwise described by metes and bounds as follows:

Commencing on the East line of NW 20th Avenue, formerly N. 19th Street in the City of Portland at the Southwest corner of the tract of parcel of real property heretofore conveyed by the Board of School Trustees, a corporation, to Frances A. Gill, said point being 176.25 feet South of the South line of NW Everett Street; running thence East along the South line of the Frances A. Gill tract, 100 feet; thence South parallel with the East line of NW 20th Avenue, 50 feet; thence West parallel with the South line of NW Everett Street 100 feet to the East line of NW 20th Avenue; thence North along the East line of NW 20th Avenue, 50 feet to the place of beginning.

PARCEL III:
- ----------

Lot 17, Block 276, Subdivision of Blocks 276, 277 and 278, COUCH'S ADDITION TO THE CITY OF PORTLAND, in the City of Portland, County of Multnomah and State of Oregon.

                             EXHIBIT B

                         Copy of Agreement



Property No. 304-01/TW-2
Portland, Oregon